Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of our report dated February 17, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Huntington Bancshares Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

August 16, 2016